UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 12, 2007
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway
Houston, Texas (Address of principal executive offices)	77040-6094 (Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     We entered into an Employment Agreement with Frank J. Bramanti, our Chief Executive Officer, on April 12, 2007, which is effective as of January 1, 2007. The agreement expires December 31, 2010. Under the agreement, Mr. Bramanti will receive an annual salary of $1,950,000 (consisting of a base salary of $950,000 and deferred compensation of $1,000,000). In addition, Mr. Bramanti will be eligible to receive bonus compensation under the 2007 Incentive Compensation Plan, if such plan is approved by our shareholders, or at the discretion of our Compensation Committee, otherwise. He is also entitled to extended medical coverage and supplementary term life insurance in the aggregate face amount of $5,000,000. In the event Mr. Bramanti’s employment is terminated by us without “Cause,” or by Mr. Bramanti for “Good Reason” or if a “Change of Control” occurs (in each such case as such terms are defined in the employment agreement), Mr. Bramanti is entitled to payment of base salary and deferred compensation for the remainder of the term in a lump sum, as well as benefits for the remainder of the term and all accrued compensation and benefits through the termination date. If Mr. Bramanti’s employment terminates in the event of death, his estate is entitled to all accrued compensation and benefits through the date of death along with a payment equal to the lesser of eighteen months base salary and deferred compensation or payment of base salary and deferred compensation through the remainder of the term. If his employment terminates in the event of his disability, he is to receive a payment in an amount equal to the lesser of eighteen months base salary and deferred compensation or payment of base salary and deferred compensation through the remainder of the term. If his employment is terminated by us for “Cause” or by Mr. Bramanti without “Good Reason,” he is entitled to all accrued compensation and benefits through the date of termination. Mr. Bramanti’s employment agreement also contains a provision under which he is to provide consulting services for six months after the termination of the agreement on December 31, 2010 for the sum of $300,000. If the agreement is terminated, Mr. Bramanti has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.
Item 9.01Financial Statements and Exhibits

No.	Exhibit
10.1	Employment Agreement effective January 1, 2007 between HCC Insurance Holdings, Inc. and Frank J. Bramanti

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: April 13, 2007	By:	/s/ Frank J. Bramanti
Frank J. Bramanti,
Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit
10.1	Employment Agreement effective January 1, 2007 between HCC Insurance Holdings, Inc. and Frank J. Bramanti